UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

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SCHEDULE 14A

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(Amendment No. )

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☐	Definitive Proxy Statement

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☐	Soliciting Material under §240.14a-12

Phillips 66

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On May 5, 2025, Phillips 66 issued the following press  release.

Elliott Fails to Address Key Investor Questions

HOUSTON, May 5, 2025 - Phillips 66 (NYSE: PSX) today responded to a May 2 letter released by Elliott Management. The Company has issued the following statement:

In its letter, Elliott attempted to rebut a number of reasonable questions Phillips 66 raised in its April 24 letter to shareholders. Our letter encouraged shareholders to scrutinize the facts of this situation – namely, Elliott’s expectation of director loyalty, its conflicting competitive interests, its misleading disclosures and its preference for theatrics over transparency, strong corporate governance and good-faith engagement with Phillips 66.

Elliott’s 5,886 word letter failed to substantively resolve the core issues we raised. Instead of addressing the facts of this particular situation, Elliott points to its history of engaging with other companies.

We are not interested in Elliott’s history at other companies. We are focused on ensuring Phillips 66 shareholders have complete and transparent information to make informed decisions.

We reiterate below where Elliott has left questions either unanswered or raised new issues:

•

What Real Director Independence Looks Like: Bob Pease. On March 28, Bob Pease wrote an open letter to shareholders recounting his experience in joining the Phillips 66 Board as a nominee supported by Elliott. Bob’s independence is a testament to our Board’s credibility. In his own words, Bob joined the Board with Elliott’s support and was “looking to challenge” the Board. This is what activist shareholders claim to want. Bob concluded the Board was asking the right questions, doing the work and prioritizing the interests of all shareholders. Elliott has claimed it is seeking to replace Bob because he allowed the Board to combine the Chairman and CEO role. Elliott has invested in several companies where the CEO and Chairman roles were combined without challenging this construct. Is this the sign of a shareholder who wants independent directors or directors loyal only to Elliott?

Elliott also claims it offered a one-off conversation with Bob Pease, ironically, because it “was the courteous thing to do.” This outreach was conducted one week after its public presentation on February 11. That presentation followed five months of no substantive business communications or requests for engagement aside from routine investor relations engagement.

What shareholder reasonably expects it can or should privately contact a single independent director? Given the heightened risk of the appearance of a loyalty test, shouldn’t Elliott be even more careful about private outreach to individual directors it identified and supported?

•

CITGO Remains Ongoing: Elliott states it has no investment in CITGO and it is not the leading bidder. Shareholders will see through this as a semantic illusion. Elliott’s language intentionally leaves open the possibility that it remains interested and active in the ongoing pursuit of CITGO. Public reports indicate bidding remains ongoing for CITGO and will not be resolved until July[1], well after the Phillips 66 Annual Meeting.

•

Monetary Agreement With Mr. Goff: Once again, Elliott attempts a linguistics trick regarding its relationship with Gregory Goff by saying it “has never paid him a cent of compensation.” Can Elliott provide our shareholders with more clarity that there is no form of monetary agreement between Mr. Goff and Elliott or an Elliott owned entity? Are shareholders to believe that Mr. Goff has agreed to serve as CEO of Amber Energy, a wholly owned Elliott entity, with no promise of any economic gain? We reiterate that Elliott’s current nominees have a number of significant relationships with Mr. Goff and the leadership of Amber Energy.

•	Timing of Goff Agreement and Share Purchases: Elliott has also asked shareholders to not look at the details too closely with its description of Mr. Goff’s supposedly independent views.

•

Elliott only disclosed its agreement to pay for Mr. Goff’s solicitation expenses in an SEC filing after Mr. Goff’s letter was made public. Shareholders should examine Mr. Goff’s letter and Elliott’s response and ask if their coordination was made clear in the press releases or left to be found in a technical filing.

•

Elliott conveniently describes the above as an April 9 filing while thoughtfully avoiding the fact the agreement with Mr. Goff was entered into on April 8. Roughly 99% of the shares Mr. Goff owns were purchased on April 8, the same day Mr. Goff and Elliott entered into this agreement[2]. Calling this an April 9 filing, and not an April 8 agreement, is misleading and obfuscates their coordination.

•	How likely is it that Mr. Goff independently decided to buy over 102,000 shares on the same day he entered into an agreement with Elliott?

•	Make no mistake, we are not questioning Mr. Goff’s business acumen and reputation, but rather his unnecessary, biased and clear relationship-driven insertion into Elliott’s campaign.

•

Annual Resignation Policy: We understand that the outcome of the shareholder vote with respect to Elliott’s proposal is non-binding. But this must be clearly separated from the mandatory nature of the underlying annual resignation policy requested in that proposal, if implemented. Elliott continues to misleadingly claim the annual resignation policy is “voluntary” while conveniently ignoring the resolve clause that it drafted, which clearly says directors would be REQUIRED to resign each year. The annual resignation policy was designed to circumvent the Company’s charter and by-laws by simulating declassification without the required 80% shareholder vote. A leading Delaware law firm has advised the Board that, if implemented, the annual resignation policy would violate Delaware law and expose the Board to potential claims for breach of fiduciary duty. When Elliott states that “the Company itself would be responsible for drafting” the policy, they miss the point that no legal policy that is intended to circumvent the Company’s charter and by-laws could be drafted and, if it were possible, Elliott would certainly have drafted it themselves. Why would Elliott want shareholders to vote for a policy it knows the Board cannot implement?

We welcome Elliott’s efforts at clarifying the questions we have raised, and we encourage them to provide more clarity to our shareholders on these important topics.

About Phillips 66

Phillips 66 (NYSE: PSX) is a leading integrated downstream energy provider that manufactures, transports and markets products that drive the global economy. The company’s portfolio includes Midstream, Chemicals, Refining, Marketing and Specialties, and Renewable Fuels businesses. Headquartered in Houston, Phillips 66 has employees around the globe who are committed to safely and reliably providing energy and improving lives while pursuing a lower-carbon future. For more information, visit phillips66.com or follow @Phillips66Co on LinkedIn.

1 Marianna Parraga, “US Court Launches 30-day Competition for Citgo Parent’s Shares,” Reuters, April 25, 2025.

2 Elliott Investment Management, Schedule 14A (filed April 14, 2025).

Jeff Dietert (investors)

832-765-2297

Jeff.dietert@p66.com

Owen Simpson (investors)

832-765-2297

owen.simpson@p66.com

Al Ortiz (media)

855-841-2368

al.s.ortiz@p66.com

On May 5, 2025, Phillips 66 linked the following material  to its website https://www.phillips66delivers.com.

Phillips 66: The Facts 1 PSX Has Delivered on Its Strategic Priorities and Created Value for Shareholders Since Mark Lashier became President & CEO on July 1, 20221, PSX has outperformed against any relevant benchmark 67% 62% 57% Leading Total 45% 44% 42% 40% Shareholder Returns 0% PSX MPC + VLO S&P 100 S&P 500 Wtd. Proxy Wtd. Proxy Proxy Peer Proxy Peer Avg. Energy Peer Avg.2 Peer Median2 Avg. Median ✓ $500 MM in run-rate synergies from DCP acquisition realized Realized significant by YE 2024 (vs. $300 MM target) Improved commercial synergies ✓ Reduced refining adjusted controllable costs by $1.08 per Operating and reduced refining barrel3 by YE 2024 (vs. $0.75 target), representing a ~15% Performance costsin all four regions improvement since 2022, better than MPC and VLO from 2022 to 2024 ✓ Achieved a record 87% clean product yield in 2024 and increased crude capacity utilization to 95% (from 84% in 2021) • Achieved $1.5 B in run-rate Divested Acquired business transformation cost Non-core and/or non- Strategic, growth reductions through business operated assets at assets at blended efficiencies and sustaining capital blended multiple of multiple of Optimized ~9.3x ~7.7x4 Portfolio efficiencies • Announced ceasing of operations $3.5 B of asset sales since Mark Lashier of Los Angeles Refinery to became CEO further high-grade the business Since Mark Lashier’s appointment as CEO, PSX has: Total Return of Capital as % of Net Cash Provided by Operating Activities (Since CEO Transition)5 • Returned >16% more of our operating cash flows to shareholders relative to our weighted 71% Significant Capital 55% proxy peer average5 Return • Returned over $14 B to shareholders through share repurchases and dividends through PSX Weighted Proxy 1Q 2025 Peer Average5 Delivered on Our Primary Strategic Priorities 2022 Target 2024 Delivered Refining Adjusted Controllable Costs Reduction ($/bbl)3 $0.75 $1.08 +44% Credible Adjusted EBITDA Uplift from DCP6 ($B) $1.0 $1.5 +50% Management Team Run-Rate Business Transformation Cost Reductions ($B) $1.0 $1.5 +50% Shareholder Distributions as % of CFO 40% 71% +78% Source: Public filings. Note: Numbers shown for “2024 Delivered” are as of 12/31/24 1

Phillips 66: The Facts 2 PSX’s Strategy Sets a Visible Path to Superior Shareholder Value… Over the Last 10 Years Relative to the • Competitive advantage that allows for Weighted Proxy Peer Average… value creation across segments – $500 Integrated MM of annual operating synergies +44% +39% generated through operational, product Business Model placement, and logistics optimization Higher Higher Return Economic • Reduces cash flow volatility and allows of Capital8 Value Added7 through-cycle return of capital 2027 Strategic Priorities – Targeted Performance World-Class ~ $5.50 > $500 MM Established bold, new Operations9 Annual Refining Adjusted reduction in operating, SG&A & Controllable Costs per barrel10 freight costs11 strategic priorities to drive New Disciplined & ~ $2.0 B > $1.0 B continued shareholder Focused per year in total organic capital total mid-cycle adjusted EBITDA 2027 Strategic value through strong Growth spend growth in Midstream and Chemicals Priorities operating performance > 50% Shareholder Secure, competitive & and disciplined capital Returns net cash flow from operations growing dividend returned to shareholders allocation Financial $17 B < 30% Strength target total debt net debt-to-capital ratio 3 …Overseen by the Right Board That Is Fully Engaged and Willing to Take Action ✓ 5 new independent directors added in the past 4 years ✓ Presenting a management proposal to legally declassify the Board by Best-in-Class properly amending our charter and bylaws Governance ✓ Board has a history of taking action on behalf of shareholders, including transformative transactions to unlock shareholder value ✓ Strong Lead Independent Director role, ensuring independent oversight PSX’s Directors and Nominees – Select Experience Director / Nominee Transaction Value ($B) Role United Technologies’ three-way breakup into Greg Hayes $120+ Chairman & CEO Otis, Carrier Global, and Raytheon Technologies Glenn Tilton Abbott Laboratories’ spin-off of AbbVie $55 Independent Director Track Record of Taking Action… John Lowe TC Energy’s spin-off of South Bow Corporation $10 Non-executive Chair When It Makes Carrier’s sale of its Global Access Solutions, Sense Charles Holley $7 Independent Director Commercial Refrigeration, and Industrial Fire units Holcim’s spin-off of its Chief Legal Officer Denise Singleton Pending North American Business (Amrize) (North America) Howard DowDuPont’s three-way breakup into Dow Inc., $130+ CFO Ungerleider DuPont de Nemours, Inc., and Corteva, Inc. PSX’s Directors and Nominees have overseen more than $300 B in “breakup” value Source: Deal Point Data, FactSet as of 3/31/25, Financial Times, RBC Capital Markets, Reuters 2

Phillips 66: The Facts 4 PSX Engaged Openly with Elliott12 ✓ Met with Elliott over 20 times – remaining fully committed to constructive engagement PSX’s ✓ Collaboratively added Bob Pease to the Board and sought to reach an Approach agreement with Elliott on a second director ✓ Expressed openness to continued engagement at most recent in-person meetingû Offered no path to constructive engagementû Leaked slate of nominees, issued press release, and published preliminary Elliott’s Approach proxy statement less than 24 hours after meeting û Rejected PSX’s request to interview Elliott’s director nominees 5 Elliott’s Misguided Agenda: Disingenuous, Conflicted, and Value-Destroying û Did not raise the issue of separation with us until its recent public letter, over a year into its engagement with PSX û Assumptions are not grounded in reality (e.g., aggressive valuation Misguided assumptions, disregard for dis-synergies, misguided assumptions regarding Assumptions tax leakage in a sale, etc.)û Claims the value of CPChem has appreciated 50% since its initial presentation while Chemicals peers have traded down 19%13û Elliott has been pursuing the acquisition of a direct competitor, CITGO, and may have competing interests Conflicts of û Put forth a policy designed to circumvent the Company’s charter and bylaws Interest that, if implemented, violates Delaware law û Seeking to replace Bob Pease – a director who was appointed in mutual agreement with Elliott 6 Analysts Have Questioned Elliott’s Proposals at PSX “…many investors appear unconvinced by Elliott’s proposals to create additional value via a breakup. Some investor concerns include uncertainty regarding what would be the final results (e.g., net value after tax/spin, Remain Co., event timing) as well as a potentially integrated PSX as a fundamentally strong company” (Apr-30) “We believe selling CPChem ahead of two large projects coming online and close to the bottom of the margin cycle may not be the right idea” (Feb-13) “PSX Midstream is not Speedway... It is not at all clear whether, even if PSX did sell or spin off Research Quotes its Midstream business, its buyback path would be similar to that of MPC. Like any other refiner, PSX is ultimately beholden to the refining macro environment” (Feb-11) “…a 10x multiple on a ~$4B EBITDA figure would make a very sizeable entity that would be difficult to acquire, at best” (Feb-11) “…PSX’s Gulf Coast Refining, Midstream and Chemicals ops range from somewhat to deeply integrated which could complicate any breakup of the company” (Feb-11) Source: Wall Street Research and FactSet as of 3/31/25 3

Phillips 66: The Facts 7 PSX’s Nominees Have the Right Experience and Track Records of Value Creation • 30+ years of experience in the energy industry • Involved in the consideration, planning and execution of the spin-off of Phillips 66 and oversaw the $10 B spin-off of South Bow as chair of TC Energy • Across his public directorships, he has generated a median TSR of 188%14, compared to 71% for John E. Lowe the XLE over the same time frame • Nearly 40 years of industry expertise, with deep refinery operations and commercial experience • Oversaw completion and integration of a major refinery project at Motiva • Led the early transformation of Cenovus from a Canadian upstream-focused oil and gas producer into a large, fully integrated oil company Robert W. Pease • Identified in partnership with Elliott • 35+ years in the energy industry, with extensive refining operations experience • Managed ~3.3 MMBPD of oil and gas production, 1.8 MMBPD of Refining capacity, $15 B of capital expenditures, $20 B of operating expenses and 28,000 employees at Chevron as an EVP • Led the enterprise operational excellence effort that improved Chevron’s safety performance A. Nigel Hearne in 2023 • 30+ years of experience serving in leadership roles at Dow, including managing the financial complexities of the historic merge-and-spin of DowDuPont • Highly strategic CFO with deep insight into the hydrocarbon value chain • Will provide valuable oversight of financial and accounting matters, in addition to governance, Howard I. Ungerleider strategic planning and risk management 8 Elliott’s Nominees Have Less Relevant Expertise and Mixed Record of Value Creation • No experience as an operator in the energy industry • Across her three prior public company directorships, TSR declined by over (60%)15 during her tenure • Served as a director at Independence Contract Drilling and resigned only months before the Stacy Niewoudt company filed for Chapter 11 bankruptcy • As Stonepeak’s designated director on Evolve Transition Infrastructure’s board, oversaw a (93%)16 TSR decline before Stonepeak acquired the company at a deep discount Michael Heim • Served as a director of 3 companies (CARBO Ceramics, Parallel Energy, USEC) that filed for Chapter 11 bankruptcy protection • Served as Freeport LNG’s COO during the June 2022 blast, which led to a settlement with the EPA over safety failures • Served as Columbia Pipeline’s Lead Director during its sale, in which the court found (in a case Sigmund Cornelius where the board was not a defendant) that the board had breached its fiduciary duty of care • Repeat Elliott nominee and previously served as a consultant for Elliott (helped Elliott “diligence this opportunity”), raising questions about his ability to act independently of Elliott as a director • No experience overseeing or leading M&A • Has never served on a public company board – no track record of any public company value Brian Coffman creation Source: BoardEx, Company filings, Elliott’s Definitive Proxy Statement, FactSet as of 3/31/25, Public filings 4

Appendix: Footnotes 1. Total Shareholder Return (“TSR”) from June 30, 2022 to March 31, 2025 2. Calculated as the weighted average of Refining (CVI, DINO, DK, MPC, PBF, VLO), Midstream (OKE, TRGP, WMB), and Chemicals (DOW, LYB, WLK) Performance Proxy Peers’ TSR based on the weighting of consensus NTM EBITDA estimates for PSX’s segments 3. Excludes adjusted turnaround expenses; non-GAAP financial measure. Reconciliation to the nearest GAAP measure can be found here. PSX and peers exclude turnaround expense to be comparable; however, peer disclosure on other items e.g., corporate allocations and SG&A, varies and is not directly comparable to PSX methodology, which is inclusive of these items. For further details, refer to the “Investor Presentation” found here 4. Blended multiple includes benefits and costs to achieve synergy capture 5. Return of Capital as a percentage of Net Cash Provided by Operating Activities calculated as the sum of dividends paid on common stock and repurchases of common stock divided by Net Cash Provided by Operating Activities from 7/1/2022 to 12/31/2024. Calculated as the weighted average of Refining (CVI, DINO, DK, MPC, PBF, VLO), Midstream (OKE, TRGP, WMB), and Chemicals (DOW, LYB, WLK) Performance Proxy Peers’ capital return based on the weighting of the average of 2022 to 2024 EBITDA for PSX’s segments 6. From 1/1/2022 to 12/31/2024. Non-GAAP financial measure. Reconciliation to the nearest GAAP measure can be found here 7. Economic Value Added calculated as Average Return on Capital Employed (ROCE) from 2015-2024 subtracted by Weighted Average Cost of Capital (“WACC”) over the same period. PSX WACC is 8.1%. The weighted proxy peer average for ROCE and WACC is 9.6% and 7.8%, respectively. ROCE is a non-GAAP financial measure. Reconciliation to the nearest GAAP measure can be found here. For further details, refer to the “Investor Presentation” found here 8. Return of Capital as a percentage of Net Cash Provided by Operating Activities calculated as the sum of dividends paid on common stock and repurchases of common stock divided by Net Cash Provided by Operating Activities from 12/31/2014 to 12/31/2024. Weighted Proxy Peer average return of capital as % of net cash provided by operating activities is 46.5%. For further details, refer to the “Investor Presentation” found here 9. World-Class Operations with Commitment to Continuous Improvement through >86% annual Refining clean product yield, >2% higher Refining utilization vs. industry-average, and >99% Midstream asset availability 10. Excluding adjusted turnaround expense, post-ceasing of operations at Los Angeles Refinery 11. Cost reduction relative to 2024 baseline 12. See section titled “Background of the Solicitation” in the definitive proxy statement filed by Phillips 66 with the SEC for a detailed summary of our engagement with Elliott 13. Calculated as median of % change in price performance of Chemicals peers (DOW, LYB, WLK) between Elliott’s 2023 Letter and Elliott’s 2025 Letter 14. Median total shareholder return across current and past public board memberships; calculated from September 9, 2015 and March 31, 2025 for TC Energy; from April 1, 2022 and March 31, 2025 for Phillips 66; from July 18, 2013 and September 1, 2022 for APA Corporation; from May 12, 2010 and August 31, 2015 for Agrium; from October 16, 2008 and May 1, 2012 for DCP Midstream 15. Calculated from October 17, 2024 to March 31, 2025 for enCore Energy Corp., from May 13, 2022 to March 31, 2025 for ProFrac Holding Corp., from January 19, 2021 to August 16, 2024 for Independence Contract Drilling 16. Calculated from April 1, 2022 and February 15, 2024 for Evolve Transition Infrastructure 5

Appendix: Forward-Looking Statements –This document contains forward-looking statements within the meaning of the federal securities laws relating to Phillips 66’s operations, strategy and performance. Words such as “anticipated,” “committed,” “estimated,” “expected,” “planned,” “scheduled,” “targeted,” “believe,” “continue,” “intend,” “will,” “would,” “objective,” “goal,” “project,” “efforts,” “strategies” and similar expressions that convey the prospective nature of events or outcomes generally indicate forward-looking statements. However, the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements included in this document are based on management’s expectations, estimates and projections as of the date they are made. These statements are not guarantees of future events or performance, and you should not unduly rely on them as they involve certain risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecast in such forward-looking statements. Factors that could cause actual results or events to differ materially from those described in the forward-looking statements include: changes in governmental policies or laws that relate to our operations, including regulations that seek to limit or restrict refining, marketing and midstream operations or regulate profits, pricing, or taxation of our products or feedstocks, or other regulations that restrict feedstock imports or product exports; our ability to timely obtain or maintain permits necessary for projects; fluctuations in NGL, crude oil, refined petroleum, renewable fuels and natural gas prices, and refining, marketing and petrochemical margins; the effects of any widespread public health crisis and its negative impact on commercial activity and demand for refined petroleum or renewable fuels products; changes to worldwide government policies relating to renewable fuels and greenhouse gas emissions that adversely affect programs including the renewable fuel standards program, low carbon fuel standards and tax credits for renewable fuels; potential liability from pending or future litigation; liability for remedial actions, including removal and reclamation obligations under existing or future environmental regulations; unexpected changes in costs for constructing, modifying or operating our facilities; our ability to successfully complete, or any material delay in the completion of, any asset disposition, acquisition, shutdown or conversion that we have announced or may pursue, including receipt of any necessary regulatory approvals or permits related thereto; unexpected difficulties in manufacturing, refining or transporting our products; the level and success of drilling and production volumes around our midstream assets; risks and uncertainties with respect to the actions of actual or potential competitive suppliers and transporters of refined petroleum products, renewable fuels or specialty products; lack of, or disruptions in, adequate and reliable transportation for our products; failure to complete construction of capital projects on time or within budget; our ability to comply with governmental regulations or make capital expenditures to maintain compliance with laws; limited access to capital or significantly higher cost of capital related to illiquidity or uncertainty in the domestic or international financial markets, which may also impact our ability to repurchase shares and declare and pay dividends; potential disruption of our operations due to accidents, weather events, including as a result of climate change, acts of terrorism or cyberattacks; general domestic and international economic and political developments, including armed hostilities (such as the Russia-Ukraine war), expropriation of assets, and other diplomatic developments; international monetary conditions and exchange controls; changes in estimates or projections used to assess fair value of intangible assets, goodwill and property and equipment and/or strategic decisions with respect to our asset portfolio that cause impairment charges; investments required, or reduced demand for products, as a result of environmental rules and regulations; changes in tax, environmental and other laws and regulations (including alternative energy mandates); political and societal concerns about climate change that could result in changes to our business or increase expenditures, including litigation-related expenses; the operation, financing and distribution decisions of equity affiliates we do not control; and other economic, business, competitive and/or regulatory factors affecting Phillips 66’s businesses generally as set forth in our filings with the Securities and Exchange Commission. Phillips 66 is under no obligation (and expressly disclaims any such obligation) to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise. Additional Information – On April 8, 2025, Phillips 66 filed a definitive proxy statement on Schedule 14A (the “Proxy Statement”) and accompanying WHITE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with its 2025 Annual Meeting of Shareholders (the “2025 Annual Meeting”) and its solicitation of proxies for Phillips 66’s director nominees and for other matters to be voted on. This communication is not a substitute for the Proxy Statement or any other document that Phillips 66 has filed or may file with the SEC in connection with any solicitation by Phillips 66. PHILLIPS 66 SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE PROXY STATEMENT (AND ANY AMENDMENTS AND SUPPLEMENTS THERETO) AND ACCOMPANYING WHITE PROXY CARD AND ANY OTHER RELEVANT SOLICITATION MATERIALS FILED WITH THE SEC AS THEY CONTAIN IMPORTANT INFORMATION. Shareholders may obtain copies of the Proxy Statement, any amendments or supplements to the Proxy Statement and other documents (including the WHITE proxy card) filed by Phillips 66 with the SEC without charge from the SEC’s website at www.sec.gov. Copies of the documents filed by Phillips 66 with the SEC also may be obtained free of charge at Phillips 66’s investor relations website at https://investor.phillips66.com or upon written request sent to Phillips 66, 2331 CityWest Boulevard, Houston, TX 77042, Attention: Investor Relations. Certain Information Regarding Participants – Phillips 66, its directors, its director nominees and certain of its executive officers and employees may be deemed to be participants in connection with the solicitation of proxies from Phillips 66 shareholders in connection with the matters to be considered at the 2025 Annual Meeting. Information regarding the names of such persons and their respective interests in Phillips 66, by securities holdings or otherwise, is available in the Proxy Statement, which was filed with the SEC on April 8, 2025, including in the sections captioned “Beneficial Ownership of Phillips 66 Securities” and “Appendix C: Supplemental Information Regarding Participants in the Solicitation.” To the extent that Phillips 66’s directors and executive officers who may be deemed to be participants in the solicitation have acquired or disposed of securities holdings since the applicable “as of” date disclosed in the Proxy Statement, such transactions have been or will be reflected on Statements of Changes in Ownership of Securities on Form 4 or Initial Statements of Beneficial Ownership of Securities on Form 3 filed with the SEC. These documents are or will be available free of charge at the SEC’s website at www.sec.gov. Use of Non-GAAP Financial Information Non-GAAP Measures—This document includes non-GAAP financial measures, including, “refining adjusted controllable costs,” “adjusted EBITDA,” “mid-cycle adjusted EBITDA” and “return on capital employed.” These are non-GAAP financial measures that are included to help facilitate comparisons of operating performance across periods and to help facilitate comparisons with other companies in our industry. Where applicable, these measures exclude items that do not reflect the core operating results of our businesses in the current period or other adjustments to reflect how management analyzes results. Reconciliations to, or further discussion of, the most comparable GAAP financial measures can be found here. This document also includes forward-looking non-GAAP financial measure estimates such as, but not limited to “adjusted EBITDA,” “controllable costs,” “refining adjusted controllable costs,” “net cash flow,” “net operating cash flow,” “net debt-to-capital ratio,” and “mid-cycle adjusted EBITDA” which, as used in certain places herein, are forward looking non-GAAP financial measures. These forward-looking estimates or targets depend on future levels of revenues and/or expenses, including amounts that could be attributable to non-controlling interests or related joint ventures, which are not reasonably estimable at this time. Accordingly, reconciliations of these forward-looking non-GAAP financial measures to the nearest GAAP financial measure cannot be provided without unreasonable effort. Below are definitions of these non-GAAP measures and identification of the most directly comparable GAAP measure. EBITDA is defined as estimated net income plus estimated net interest expense, income taxes, and depreciation and amortization. Adjusted EBITDA is defined as estimated EBITDA plus the proportional share of selected equity affiliates’ estimated net interest expense, income taxes, and depreciation and amortization less the portion of estimated adjusted EBITDA attributable to noncontrolling interests. Net income is the most directly comparable GAAP financial measure for the consolidated company and income before income taxes is the most directly comparable GAAP financial measure for operating segments. Refining adjusted controllable cost is the sum of operating and SG&A expenses for our Refining segment, plus our proportional share of operating and SG&A expenses of two refining equity affiliates that are reflected in equity earnings of affiliates. The per barrel amounts are based on total processed inputs, including our proportional share of processed inputs of an equity affiliate, for the respective period. References in this document to shareholder distributions and returns to shareholders refer to the sum of dividends paid to Phillips 66 stockholders and proceeds used by Phillips 66 to repurchase shares of its common stock. References to run-rate cost savings or run-rate business transformation savings, include cost savings and references to “run-rate synergies” include cost savings and other benefits that will be captured in the sales and other operating revenues impacting gross margin; purchased crude oil and products costs impacting gross margin; operating expenses; selling, general and administrative expenses; and equity in earnings of affiliates lines on our consolidated statement of income when realized. References to run-rate sustaining capital savings include savings that will be captured in the capital expenditures and investments on our consolidated statement of cash flows when realized. References to run-rate savings represent the sum of run-rate cost savings and run-rate sustaining capital savings. References in this document to “synergies” or “dis-synergies” are supported by management’s estimates and assumptions. These estimates are derived from the Company’s internal projections and other relevant data. However, because these synergies or dis-synergies are not calculated in accordance with generally accepted accounting principles (GAAP), they cannot be directly reconciled to GAAP measures. The Company believes that these non-GAAP measures provide valuable insight into optimization benefits but cautions that such synergies or dis-synergies may not be realized in full or at all. Basis of Presentation—Effective April 1, 2024, we changed the internal financial information reviewed by our chief executive officer to evaluate performance and allocate resources to our operating segments. This included changes in the composition of our operating segments, as well as measurement changes for certain activities between our operating segments. The primary effects of this realignment included establishment of a Renewable Fuels operating segment, which includes renewable fuels activities and assets historically reported in our Refining, Marketing and Specialties (M&S), and Midstream segments; change in method of allocating results for certain Gulf Coast distillate export activities from our M&S segment to our Refining segment; reclassification of certain crude oil and international clean products trading activities between our M&S segment and our Refining segment; and change in reporting of our investment in NOVONIX from our Midstream segment to Corporate and Other. Accordingly, prior period results have been recast for comparability. 6

On May 5, 2025, Phillips 66 updated its website https://www.phillips66delivers.com/. A copy of the updated website content (other than that previously filed) is provided below.

On May 5, 2025, Phillips 66 distributed a mailer to Phillips 66 shareholders. A copy of that mailer is provided below.

PROTECT YOUR INVESTMENT YOUR VOICE MATTERS in Protecting Your Investment in Phillips 66 An upcoming vote seeks to undermine Phillips 66’s current leadership to the detriment of our business – and your returns. As a valued PSX shareholder, it’s important that you understand the facts.

Dear Fellow Shareholder, Activist hedge fund Elliott Investment Management (“Elliott”) has put forward Board nominees who have close affiliations with Elliott and troubling track records at other public companies. We believe these nominations pose significant concerns for long-term shareholder value. To protect your investment in Phillips 66 and support our continued long-term value creation, make sure to cast your vote for Phillips 66’s Board candidates – not Elliott’s. The Phillips 66 Board continues to demonstrate the expertise and independence to drive our strategy forward and consistently deliver shareholder value. This year, we’ve continued to raise the bar with some of the best executives in the business slated to join the Phillips 66 Board. Collectively, the Board1 brings deep public company and energy sector expertise and a strong track record of leadership spanning midstream, refining and chemicals operations. Our four nominees offer a balanced combination of fresh perspectives and proven experience to continue to drive the value of your investment. A. Nigel Hearne Howard l. Ungerleider • 35-year veteran of the energy • Over 30 years of experience industry and former EVP at as former President and Chief Chevron Financial Officer of Dow Inc. • Direct refining operations • Decades of chemicals experience leadership • Extensive experience in public • International upstream and board, financial and leadership roles downstream operating experiences Robert W. Pease John E. Lowe • 38 years of industry experience and • Former EVP of ConocoPhillips former EVP, Corporate Strategy & • Over 40 years of leadership in President, Downstream of Cenovus midstream, refining and chemicals Energy businesses • Significant refinery operations • Track record of creating value experience with deep knowledge of in directorships and the energy U.S. and global commodity markets industry • Identified in partnership with Elliott

By contrast, Elliott’s nominees have concerning ties to Elliott and a history of value destruction, raising serious questions about their independence and ability to drive long-term shareholder value. Elliott’s nominees lack relevant or differentiated experience that would benefit the Phillips 66 Board. • Brian Coffman has no track record of any public company value creation – despite being a repeat 4 Elliott nominee at other companies. • Stacy Nieuwoudt served as a director at Independence Contact Drilling and resigned only months before the company filed for Chapter 11 bankruptcy. • Michael Heim oversaw a (93%) TSR decline while on the Board of Evolve Transition Infrastructure before it was acquired at a deep discount.2 • Sigmund Cornelius served as a director of three separate companies that filed for Chapter 11 bankruptcy protection. YOUR VOTE MATTERS. Put simply: Phillips 66’s upcoming company vote is a choice between proven RESULTS and unnecessary RISK. We urge you to reject Elliott’s nominees and protect the value of your investment by voting the WHITE proxy card. Here is how the Board recommends you vote on all ballot items at this year’s Annual Meeting: You may receive similar materials from Elliott Management that say “gold proxy card” or “gold voting instructions” or similar. We recommend you discard them. If you have already voted on the gold proxy card, you can vote again on the WHITE card – only your last vote will be counted. We urge our shareholders to back Phillips 66’s nominees and cast your vote for a highly engaged Board that has kept, and continues to keep, our promises. Sincerely, The Phillips 66 Board of Directors

Forward-Looking Statements Additional Information This document contains forward-looking statements within the On April 8, 2025, Phillips 66 filed a definitive proxy statement on meaning of the federal securities laws relating to Phillips 66’s Schedule 14A (the “Proxy Statement”) and accompanying WHITE proxy operations, strategy and performance. Words such as “anticipated,” card with the U.S. Securities and Exchange Commission (the “SEC”) in “committed,” “estimated,” “expected,” “planned,” “scheduled,” connection with its 2025 Annual Meeting of Shareholders (the “2025 “targeted,” “believe,” “continue,” “intend,” “will,” “would,” “objective,” Annual Meeting”) and its solicitation of proxies for Phillips 66’s director “goal,” “project,” “efforts,” “strategies” and similar expressions that nominees and for other matters to be voted on. This communication convey the prospective nature of events or outcomes generally is not a substitute for the Proxy Statement or any other document that indicate forward-looking statements. However, the absence of these Phillips 66 has filed or may file with the SEC in connection with any words does not mean that a statement is not forward-looking. solicitation by Phillips 66. PHILLIPS 66 SHAREHOLDERS ARE STRONGLY Forward-looking statements included in this document are based ENCOURAGED TO READ THE PROXY STATEMENT (AND ANY on management’s expectations, estimates and projections as of the AMENDMENTS AND SUPPLEMENTS THERETO) AND ACCOMPANYING date they are made. These statements are not guarantees of future WHITE PROXY CARD AND ANY OTHER RELEVANT SOLICITATION events or performance, and you should not unduly rely on them as MATERIALS FILED WITH THE SEC AS THEY CONTAIN IMPORTANT they involve certain risks, uncertainties and assumptions that are INFORMATION. Shareholders may obtain copies of the Proxy Statement, difficult to predict. Therefore, actual outcomes and results may differ any amendments or supplements to the Proxy Statement and other materially from what is expressed or forecast in such forward-looking documents (including the WHITE proxy card) filed by Phillips 66 with statements. Factors that could cause actual results or events to differ the SEC without charge from the SEC’s website at www.sec.gov. Copies materially from those described in the forward-looking statements of the documents filed by Phillips 66 with the SEC also may be obtained include: changes in governmental policies or laws that relate to our free of charge at Phillips 66’s investor relations website at https://investor. operations, including regulations that seek to limit or restrict refining, phillips66.com or upon written request sent to Phillips 66, 2331 CityWest marketing and midstream operations or regulate profits, pricing, Boulevard, Houston, TX 77042, Attention: Investor Relations. or taxation of our products or feedstocks, or other regulations that restrict feedstock imports or product exports; our ability to timely obtain or maintain permits necessary for projects; fluctuations in Certain Information Regarding Participants NGL, crude oil, refined petroleum, renewable fuels and natural gas Phillips 66, its directors, its director nominees and certain of its prices, and refining, marketing and petrochemical margins; the effects executive officers and employees may be deemed to be participants in of any widespread public health crisis and its negative impact on connection with the solicitation of proxies from Phillips 66 shareholders commercial activity and demand for refined petroleum or renewable in connection with the matters to be considered at the 2025 Annual fuels products; changes to worldwide government policies relating Meeting. Information regarding the names of such persons and their to renewable fuels and greenhouse gas emissions that adversely respective interests in Phillips 66, by securities holdings or otherwise, affect programs including the renewable fuel standards program, low is available in the Proxy Statement, which was filed with the SEC on carbon fuel standards and tax credits for renewable fuels; potential April 8, 2025, including in the sections captioned “Beneficial Ownership liability from pending or future litigation; liability for remedial actions, of Phillips 66 Securities” and “Appendix C: Supplemental Information including removal and reclamation obligations under existing or Regarding Participants in the Solicitation.” To the extent that Phillips 66’s future environmental regulations; unexpected changes in costs for directors and executive officers who may be deemed to be participants constructing, modifying or operating our facilities; our ability to in the solicitation have acquired or disposed of securities holdings successfully complete, or any material delay in the completion of, since the applicable “as of” date disclosed in the Proxy Statement, such any asset disposition, acquisition, shutdown or conversion that we transactions have been or will be reflected on Statements of Changes have announced or may pursue, including receipt of any necessary in Ownership of Securities on Form 4 or Initial Statements of Beneficial regulatory approvals or permits related thereto; unexpected Ownership of Securities on Form 3 filed with the SEC. These documents difficulties in manufacturing, refining or transporting our products; are or will be available free of charge at the SEC’s website at www.sec. the level and success of drilling and production volumes around our gov. midstream assets; risks and uncertainties with respect to the actions of actual or potential competitive suppliers and transporters of refined petroleum products, renewable fuels or specialty products; lack of, or disruptions in, adequate and reliable transportation for Endnotes our products; failure to complete construction of capital projects on time or within budget; our ability to comply with governmental 1. Board composition as of March 26, 2025, excluding Gary K. Adams regulations or make capital expenditures to maintain compliance with and Denise L. Ramos, who are each not standing for re-election and laws; limited access to capital or significantly higher cost of capital will retire from the Board at the Annual Meeting. Mr. Hearne and Mr. related to illiquidity or uncertainty in the domestic or international Ungerleider have each been nominated for election to the Board at financial markets, which may also impact our ability to repurchase the Annual Meeting and are not currently serving as members of the shares and declare and pay dividends; potential disruption of our Board. operations due to accidents, weather events, including as a result of climate change, acts of terrorism or cyberattacks; general domestic 2. Calculated from April 1, 2022 and February 15, 2024 for Evolve and international economic and political developments, including Transition Infrastructure. armed hostilities (such as the Russia-Ukraine war), expropriation of 3. BoardEx, Company filings, Elliott’s Preliminary Proxy Statement assets, and other diplomatic developments; international monetary FactSet, public filings; market data as of March 31, 2025. conditions and exchange controls; changes in estimates or projections used to assess fair value of intangible assets, goodwill and property 4. Median total shareholder return across current and past public board and equipment and/or strategic decisions with respect to our asset memberships, as well as current and past public company executive portfolio that cause impairment charges; investments required, or experience; compared against the S&P 500 over the same time reduced demand for products, as a result of environmental rules periods. and regulations; changes in tax, environmental and other laws and regulations (including alternative energy mandates); political and societal concerns about climate change that could result in changes to our business or increase expenditures, including litigation-related expenses; the operation, financing and distribution decisions of equity affiliates we do not control; and other economic, business, competitive and/or regulatory factors affecting Phillips 66’s businesses generally as set forth in our filings with the Securities and Exchange Commission. Phillips 66 is under no obligation (and expressly disclaims any such obligation) to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

Forward-Looking Statements

This document contains forward-looking statements within the meaning of the federal securities laws relating to Phillips 66’s operations, strategy and performance. Words such as “anticipated,” “committed,” “estimated,” “expected,” “planned,” “scheduled,” “targeted,” “believe,” “continue,” “intend,” “will,” “would,” “objective,” “goal,” “project,” “efforts,” “strategies” and similar expressions that convey the prospective nature of events or outcomes generally indicate forward-looking statements. However, the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements included in this document are based on management’s expectations, estimates and projections as of the date they are made. These statements are not guarantees of future events or performance, and you should not unduly rely on them as they involve certain risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecast in such forward-looking statements. Factors that could cause actual results or events to differ materially from those described in the forward-looking statements include: changes in governmental policies or laws that relate to our operations, including regulations that seek to limit or restrict refining, marketing and midstream operations or regulate profits, pricing, or taxation of our products or feedstocks, or other regulations that restrict feedstock imports or product exports; our ability to timely obtain or maintain permits necessary for projects; fluctuations in NGL, crude oil, refined petroleum, renewable fuels and natural gas prices, and refining, marketing and petrochemical margins; the effects of any widespread public health crisis and its negative impact on commercial activity and demand for refined petroleum or renewable fuels products; changes to worldwide government policies relating to renewable fuels and greenhouse gas emissions that adversely affect programs including the renewable fuel standards program, low carbon fuel standards and tax credits for renewable fuels; potential liability from pending or future litigation; liability for remedial actions, including removal and reclamation obligations under existing or future environmental regulations; unexpected changes in costs for constructing, modifying or operating our facilities; our ability to successfully complete, or any material delay in the completion of, any asset disposition, acquisition, shutdown or conversion that we have announced or may pursue, including receipt of any necessary regulatory approvals or permits related thereto; unexpected difficulties in manufacturing, refining or transporting our products; the level and success of drilling and production volumes around our midstream assets; risks and uncertainties with respect to the actions of actual or potential competitive suppliers and transporters of refined petroleum products, renewable fuels or specialty products; lack of, or disruptions in, adequate and reliable transportation for our products; failure to complete construction of capital projects on time or within budget; our ability to comply with governmental regulations or make capital expenditures to maintain compliance with laws; limited access to capital or significantly higher cost of capital related to illiquidity or uncertainty in the domestic or international financial markets, which may also impact our ability to repurchase shares and declare and pay dividends; potential disruption of our operations due to accidents, weather events, including as a result of climate change, acts of terrorism or cyberattacks; general domestic and international economic and political developments, including armed hostilities (such as the Russia-Ukraine war), expropriation of assets, and other diplomatic developments; international monetary conditions and exchange controls; changes in estimates or projections used to assess fair value of intangible assets, goodwill and property and equipment and/or strategic decisions with respect to our asset portfolio that cause impairment charges; investments required, or reduced demand for products, as a result of environmental rules and regulations; changes in tax, environmental and other laws and regulations (including alternative energy mandates); political and societal concerns about climate change that could result in changes to our business or increase expenditures, including litigation-related expenses; the operation, financing and distribution decisions of equity affiliates we do not control; and other economic, business, competitive and/or regulatory factors affecting Phillips 66’s businesses generally as set forth in our filings with the Securities and Exchange Commission. Phillips 66 is under no obligation (and expressly disclaims any such obligation) to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information

On April 8, 2025, Phillips 66 filed a definitive proxy statement on Schedule 14A (the “Proxy Statement”) and accompanying WHITE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with its 2025 Annual Meeting of Shareholders (the “2025 Annual Meeting”) and its solicitation of proxies for Phillips 66’s director nominees and for other matters to be voted on. This communication is not a substitute for the Proxy Statement or any other document that Phillips 66 has filed or may file with the SEC in connection with any solicitation by Phillips 66. PHILLIPS 66 SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE PROXY STATEMENT (AND ANY AMENDMENTS AND SUPPLEMENTS THERETO) AND ACCOMPANYING WHITE PROXY CARD AND ANY OTHER RELEVANT SOLICITATION MATERIALS FILED WITH THE SEC AS THEY CONTAIN IMPORTANT INFORMATION. Shareholders may obtain copies of the Proxy Statement, any amendments or supplements to the Proxy Statement and other documents (including the WHITE proxy card) filed by Phillips 66 with the SEC without charge from the SEC’s website at www.sec.gov. Copies of the documents filed by Phillips 66 with the SEC also may be obtained free of charge at Phillips 66’s investor relations website at https://investor.phillips66.com or upon written request sent to Phillips 66, 2331 CityWest Boulevard, Houston, TX 77042, Attention: Investor Relations.

Certain Information Regarding Participants

Phillips 66, its directors, its director nominees and certain of its executive officers and employees may be deemed to be participants in connection with the solicitation of proxies from Phillips 66 shareholders in connection with the matters to be considered at the 2025 Annual Meeting. Information regarding the names of such persons and their respective interests in Phillips 66, by securities holdings or otherwise, is available in the Proxy Statement, which was filed with the SEC on April 8, 2025, including in the sections captioned “Beneficial Ownership of Phillips 66 Securities” and “Appendix C: Supplemental Information Regarding Participants in the Solicitation.” To the extent that Phillips 66’s directors and executive officers who may be deemed to be participants in the solicitation have acquired or disposed of securities holdings since the applicable “as of” date disclosed in the Proxy Statement, such transactions have been or will be reflected on Statements of Changes in Ownership of Securities on Form 4 or Initial Statements of Beneficial Ownership of Securities on Form 3 filed with the SEC. These documents are or will be available free of charge at the SEC’s website at www.sec.gov.